Exhibit 32.2

I, James A. Luyk, Chief Financial Officer of OAK Financial Corporation certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)

the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of OAK Financial Corporation.

Dated: August 9, 2005	/s/ James A. Luyk James A. Luyk President and Chief Financial Officer